Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as September     , 2016, by and between                      (the “Holder”), and Gevo, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Holder is the beneficial owner of certain of the Company’s 7.5% Convertible Senior Notes due 2022 (the “Notes”) issued pursuant to a note in global form registered in the name of Cede & Co. (the “Global Note”) in accordance with that certain Indenture, dated July 5, 2012, by and between the Company and Wells Fargo Bank, National Association (the “Trustee”), as amended by that certain First Supplemental Indenture, dated July 5, 2012 (the “Indenture”);

WHEREAS, pursuant to the terms and conditions set forth in the Indenture, the Holder has the right to convert the Notes into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a rate of 11.7113 shares per $1,000 principal amount, which reflects an adjustment to account for the reverse split of the Common Stock effected April 20, 2015 (the “Conversion Rate”);

WHEREAS, as of the date of this Agreement, the Conversion Rate exceeds the trading price of the Common Stock;

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to exchange the principal amount of the Notes set forth on the signature page hereto (the “Exchange Notes”), in advance of the maturity date, for 1,228 shares of Common Stock per $1,000 principal amount (the “Exchange Shares”); and

WHEREAS, the Exchange Shares to be issued are intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Exchange

Section 1.01 Exchange. Upon the terms and subject to the conditions of this Agreement, the Holder and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Exchange Notes for the Exchange Shares without the payment of any additional consideration. At the Closing (as defined below), the following transactions shall occur (collectively, the “Exchange”):

(a) Pursuant to Section 2.08 of the Indenture, the Holder shall surrender the Exchange Notes for cancellation. Upon cancellation of the Exchange Notes, the Holder hereby releases all claims arising out of or related to the Exchange Notes, including, but not limited to, any accrued and unpaid interest payable with respect to the Exchange Notes.

(b) The Company shall issue to the Holder the Exchange Shares (plus cash in lieu of fractional shares if applicable, to be paid in immediately available funds at the Closing). The issuance of the Exchange Shares to the Holder will be made without registration of the Exchange Shares under the Securities Act, in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act and in reliance on similar exemptions under state securities or Blue Sky laws.

Section 1.02 Closing. The closing of the Exchange (the “Closing”) will take place at the offices of Perkins Coie LLP, 1900 Sixteenth Street, Suite 1400, Denver, CO 80202, or such other location as may be agreed upon by the parties, on September 13, 2016 (the “Closing Date”). The parties shall exchange closing deliverables as follows:

(a) At or prior to the Closing, each party shall execute this Agreement and deliver the same to the other;

(b) At or prior to the Closing, the Holder shall have its custodian instruct The Depository Trust Company to deliver the Exchange Notes to Wells Fargo Bank, National Association (DTC No. 2027) via DWAC;

(c) At or prior to the Closing, the Company shall instruct the Trustee to cancel the Exchange Notes upon receipt thereby reducing the outstanding principal amount of the Global Note; and

(d) At the Closing, the Company shall instruct American Stock Transfer & Trust Company, LLC to electronically issue the Exchange Shares, in book-entry form, to the Holder or, if the Holder so instructs in advance of the Closing Date, its designee. The Company agrees to issue the Exchange Shares at the Closing without any restrictions on transfer and without any restrictive legend.

The Company shall not issue fractional shares upon Exchange of the Exchange Notes. If any fractional share would be issuable upon the Exchange, the Company shall pay to the Holder an amount in cash equal to the current market value of the fractional share, which shall be determined based on the closing price of the Company’s Common Stock on the business day immediately preceding the Closing Date and paid in immediately available funds at the Closing.

ARTICLE II

Representations, Warranties and Covenants of the Holder

The Holder represents and warrants to, and agrees with, the Company as set forth below in this Article II, as of the date hereof, each of which is being relied upon by the Company, as the case may be, as a material inducement to enter into and perform this Agreement:

Section 2.01 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite entity power and authority to carry out the transactions contemplated hereby in accordance with the terms hereof.

(b) The execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite entity action. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the Holder will contravene any formation documents of the Holder or will constitute a violation of or a default under, or conflict with or require a consent under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which the Holder is a party or by which the Holder or any of its assets are bound.

Section 2.02 Valid and Enforceable Agreement; Authorization. The execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite entity action. This Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Section 2.03 Title to Exchange Notes. The Holder is the sole beneficial owner of and has good and valid title to the Exchange Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Exchange Notes or its rights in the Exchange Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchange Notes.

Section 2.04 Affiliate Status. The Holder is not, and has not been during the preceding three (3) months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

Section 2.05 Reliance on Exemptions. The Holder acknowledges that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares. The Holder acknowledges that the Exchange Shares shall be issued to the Holder solely in exchange for the Exchange Notes without the payment of any additional consideration. As of the date hereof and as of the Closing Date, the Holder has not and will not pay any commission or other remuneration, directly or indirectly, to any broker or other intermediary, in connection with the Exchange.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, the Holder as set forth below in this Article III, as of the date hereof, each of which is being relied upon by the Holder, as the case may be, as a material inducement to enter into and perform this Agreement:

Section 3.01 Existence and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby by the Company will contravene the certificate of incorporation or the bylaws of the Company or will constitute a violation of or a default under, or conflict with or require a consent under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which the Company is a party or by which the Company or any of its assets are bound.

Section 3.02 Valid and Enforceable Agreement; Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Section 3.03 Capitalization. The entire authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, of which 89,523,003 shares were issued and outstanding as of July 29, 2016, and 10,000,000 shares of the Company’s preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.

Section 3.04 Disclosure. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.05 Listing. The Company is currently listed on the Nasdaq Capital Market (“NASDAQ”).

Section 3.06 Registration. The Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of its common shares under the Exchange Act.

Section 3.07 Section 3(a)(9) Compliance. The Company acknowledges that the Exchange Shares are being offered and exchanged in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. As of the date hereof and as of the Closing Date, the Company has not and will not pay any commission or other remuneration, directly or indirectly, to any broker or other intermediary, in connection with the Exchange.

ARTICLE IV

Miscellaneous Provisions

Section 4.01 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 4.02 Disclosure of Transaction and Other Material Information. On or before 9:30 a.m., New York time, on September 8, 2016, the Company shall publicly disclose all the material terms of the transactions contemplated by this Agreement. In addition, if the Company does not announce a proposed public offering of equity securities by 5:00 p.m., New York time, on September 8, 2016, the Holder shall not be deemed to have any material non-public information regarding a potential equity offering by the Company.

Section 4.03 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.04 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.

Section 4.05 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.06 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.07 Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The Parties hereto agree and acknowledge that each Party has retained counsel in connection with the negotiation and preparation of this Agreement, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the foregoing agreements or any amendment, schedule or exhibits thereto.

Section 4.08 Survival. The representations, warranties and covenants of the Company and Holder contained in Articles II, III and IV shall survive the survive cancellation of the Exchange Notes and issuance of the Exchange Shares, until the expiration of the applicable statute of limitations.

Section 4.09 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.10 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 4.11 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile or other electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Gevo, Inc.

345 Inverness Drive South, Building C, Suite 310

Englewood, CO 80112

Telephone: (303) 858-8358

Facsimile: (303) 858-8431

Attention: Michael J. Willis

with a copy (for informational purposes only) to:

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, CO 80202

Telephone: (303) 291-2362

Facsimile: (303) 291-2300

Attention: Jason Day

If to Holder, to the address specified on the signature page hereto.

Any party hereto may change his or its address for notice by giving notice thereof in the manner herein above provided.

Section 4.12 Interpretations. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.13 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.14 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.15 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:

GEVO, INC.

By:
Name:	Michael J. Willis
Title:	Chief Financial Officer

HOLDER:

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By:
Name:
Title:

Address:

Holder’s Tax ID Number:

DTC Participant Name:

DTC Participant Number:

Principal Amount to be Exchanged: